EXHIBIT 10.1
EVERTEC, INC.
2022 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNITS AWARD AGREEMENT - DIRECTORS

THIS RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”) is made as of May 21, 2026 (the “Date of Grant”), by and between EVERTEC, Inc. (the “Company”) and you (the “Participant”). Defined terms used but not otherwise defined herein will have the meanings attributed to them in the Plan (defined below).

W I T N E S S E T H

WHEREAS, the Company maintains the EVERTEC, Inc. 2022 Incentive Award Plan (the “Plan”); and

WHEREAS, in connection with the Participant’s service as a member of the Board of Directors of the Company (the “Directorship”), and in accordance with the Company’s Independent Director Compensation Policy, the Company desires to grant Restricted Stock Units to the Participant, subject to the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.    Grant of RSUs. In consideration of the Directorship and subject to the terms, conditions and restrictions set forth herein, the Company grants to the Participant ###TOTAL_AWARDS### shares of Restricted Stock Units (the “RSUs”). Each RSU represents the unfunded and unsecured promise of the Company to deliver to the Participant one share of common stock, par value $.01 per share, of the Company (the “Common Stock”) on the Settlement Date (as defined in Section 6 hereof).

2.    Purchase Price. The purchase price of the RSUs shall be deemed to be zero U.S. Dollars ($0) per share.

3.    Vesting. The RSUs shall vest and become non-forfeitable on May 31, 2027 (the “Vesting Date”), provided that the Participant was actively carrying out his or her duties in connection with the Directorship at all times from the Date of Grant through the earlier of (a) the Vesting Date or (b) the date of the Company’s next Annual Meeting of Stockholders where Directors are elected.

4.    Termination.
(a)    In the event of termination of the Directorship due to the Participant’s death or Disability, then as of the Termination Date all of the unvested RSUs shall become fully vested.

(b)    In the event the Directorship is terminated other than as set forth in (a) above, all of the RSUs that have not become vested as of the Termination Date shall automatically be forfeited.

(c)    For purposes of this Section 4:

“Disability” shall mean the Participant’s inability to perform the Directorship by reason of any medically determinable physical or mental impairment for a period of 6 months or more in any 12-month period.

“Termination Date” is the date the Participant’s Directorship is terminated under the circumstances set forth in (a) or (b) above.

5.    Dividend Equivalents. If the Company pays an ordinary cash dividend on its outstanding Common Stock at any time between the Date of Grant and the Settlement Date (as defined in Section 6 below)–provided that the date on which stockholders of record are determined for purposes of paying a cash dividend on issued and outstanding shares of the Common Stock falls after the Date of Grant–the Participant shall receive on the Settlement Date or promptly thereafter (but in no event more than 75 days after the Vesting Date) either: (a) a number of Shares (as defined in Section 6 below) having a Fair Market Value (as defined below) on the Vesting Date equal to the aggregate amount of the cash dividends paid by the Company on a single share of the Common Stock, multiplied by the number of RSUs that are settled on the Settlement Date; or (b) a lump sum cash payment equal to the aggregate amount of the cash dividends paid by the Company on a single share of the Common Stock, multiplied by the number of RSUs that are settled on the Settlement Date ((a) or (b) as applicable, the “Dividend Payment”); provided, however, that in the case of (a), any partial Share resulting from the calculation will be paid in cash.

For purposes of this Agreement, “Fair Market Value” means the closing price of the Company’s Common Stock at the close of business of the applicable date.

6.    Settlement. Within 75 days following the day any RSUs are vested in accordance with the terms and conditions of this Agreement (the “Settlement Date”), the Company shall (a) issue and deliver to the Participant one share of Common Stock for each vested RSU (the “Shares”) and enter the Participant’s name as a shareholder of record or beneficial owner with respect to the Shares on the books of the Company; and (b) calculate the Dividend Payment. The Participant agrees that the Company may deduct from the Dividend Payment any amounts owed by the Participant to the Company with respect to any whole Share issued by the Company to the Participant to cover any partial Share resulting from the settlement process.

7.    Taxes. The Participant shall be responsible for payment of any taxes due in respect of the Shares and the Dividend Payment; and the Company shall withhold any applicable taxes in respect of the Shares and the Dividend Payment (a “Tax Payment”). In order to satisfy the Participant’s obligation to pay the Tax Payment, the Company will withhold from any Shares otherwise to be delivered to the Participant, a number of whole shares of Common Stock having a Fair Market Value equal to the Tax Payment (i.e., a “cashless exercise”); provided, however, that the Participant may elect to satisfy his or her obligation to pay the Tax Payment through a non-cashless exercise, by notifying the Company within at least 5 business days before the Settlement Date. If the Participant does not provide such notification within the established timeframe, the Company will proceed with the default method of the cashless exercise. If the Participant fails to pay any required Tax Payment, the Company may, in its discretion, deduct any Tax Payments from any amount then or thereafter payable by the Company to the Participant and take such other action as deemed necessary to satisfy all obligations for the Tax Payment (including reducing the number of Shares delivered on the Settlement Date). The Participant agrees to pay the Company in the form of a check or cashier’s check any overage of the Tax Payment paid by the Company as a result of making whole any partial Share issued through a cashless exercise. Furthermore, the Participant acknowledges and agrees that the Participant will be solely responsible for making any Tax Payment directly to the appropriate taxing authorities should the Participant opt not to satisfy his or her Tax Payment through a cashless exercise.

8.    Rights as Stockholder. Upon and following the Settlement Date (but not before), the Participant shall be the record or beneficial owner of the Shares unless and until such Shares are sold or otherwise disposed of, and, if a record owner, shall be entitled to all rights of a stockholder of the Company (including voting rights).

9.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico applicable to contracts to be performed therein.

10.    Notice. Every notice or other communication relating to this Agreement shall be made in writing and the notice, request or other communication shall be deemed to be received upon receipt by the party entitled thereto. Any notice, request or other communication by the Participant should be delivered to the Company’s General Counsel.

11.    Miscellaneous. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless in writing and signed (or accepted, if made electronically) by the parties hereto. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Compensation Committee of the Company’s Board of Directors (the “Committee”) for review, as provided for in the Plan. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

By clicking “I Accept” in the checkbox below, the Participant is hereby agreeing to the terms and conditions of this Agreement as of the Date of Grant set forth above, and that he or she has read the same.

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